Exhibit 10.1

Execution Version

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of August 9, 2024 (this “Agreement”), by and among Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, N.A., Synovus Bank and United Community Bank (each, a “New Term Loan Lender”), Nautilus Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), National Vision, Inc., a Georgia corporation (the “Company”), the other Credit Parties party hereto and Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of June 13, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Company, as Borrower, the other Credit Parties party thereto, the lending institutions from time to time parties thereto, the Letter of Credit Issuers and Bank of America, N.A., as the Swingline Lender, the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, the Borrower has notified the Administrative Agent that it is requesting the establishment of New Term Loans in an aggregate principal amount of $115,000,000 (the “New Term Loans”) as an increase to the aggregate principal amount of Term A Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Joinder Agreement;

WHEREAS, after giving effect to this Joinder Agreement the aggregate principal amount of Term A Loans (which shall be deemed to include the New Term Loans) outstanding under the Credit Agreement is $257,500,000; and

WHEREAS, the proceeds of the New Term Loans, together with cash from the balance sheet and amounts drawn under the Revolving Credit Facility, are intended to be used, substantially concurrently with, and in any event within three Business Days (or such later date as the Administrative Agent may determine in its sole discretion) of, the funding of the New Term Loans, to repurchase up to $300 million aggregate principal amount of the Company’s 2.50% Convertible Senior Notes due 2025 and to pay fees and expenses in connection therewith.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article I. The NEW TERM LOANS

Each New Term Loan Lender party hereto hereby agrees to commit to provide its respective New Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other New Term Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender.

Each New Term Loan Lender hereby agrees that its New Term Loan Commitment and New Term Loans will be made on the terms set forth in this Article I and subject to the satisfaction (or waiver) of the Funding Date Conditions (as defined below). The Borrower and the Administrative Agent hereby agree that the Credit Agreement will be amended to provide for the New Term Loans as set forth in this Article I upon the satisfaction (or waiver) of the Funding Date Conditions (as defined below).

1.	Initial Drawing. The New Term Loans shall be denominated in Dollars and shall be made in a single drawing on the Funding Date. Upon the funding of the New Term Loans on the Funding Date, the New Term Loan Commitment of each New Term Loan Lender shall be $0.

2.	Applicable Margin. The Applicable Margin for the New Term Loans shall be the same, as of any date of determination, as the Applicable Margin for the Term A Loans.

3.	Principal Payments. The Borrower shall make principal payments on the Term A Loans (including the New Term Loans) on the dates set forth in Section 2.5(b) of the Credit Agreement occurring after the Funding Date in an amount equal to $3,312,500. Any remaining outstanding amount of Term A Loans (including the New Term Loans) shall be repaid in full on the Term A Loan Maturity Date.

4.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

5.	Upfront Fees. In connection with the syndication of the New Term Loans, the Borrower agrees to pay to the New Term Loan Lenders upfront fees equal to 0.25% of the aggregate amount of such New Term Loans funded by each New Term Loan Lender on the Funding Date (the “Upfront Fees”). All Upfront Fees shall be payable in full on the Funding Date in immediately available funds and may, at the option of the Borrower, be netted against the proceeds of the New Term Loans.

6.	Terms Generally. Other than as set forth herein, for all purposes under the Credit Agreement and the other Credit Documents (including this Joinder Agreement (unless the context dictates otherwise)), the New Term Loans shall have the same terms as the Term A Loans outstanding under the Credit Agreement immediately prior to the Funding Date and shall be treated for purposes of voluntary and mandatory prepayments (including any applicable prepayment fees and for scheduled principal payments) and all other terms as the same Class of Term Loans as the Term A Loans outstanding under the Credit Agreement immediately prior to the Funding Date. Upon the funding of the New Term Loans on the Funding Date, the New Term Loans shall automatically and without further action by any Person constitute Term A Loans for all purposes of the Credit Agreement and the other Credit Documents. The New Term Loans shall be structured as an increase to the existing Term A Loans outstanding under the Credit Agreement immediately prior to the Funding Date that will trade fungibly with such existing Term A Loans. The Administrative Agent shall take any and all action as may be reasonably necessary to ensure that the New Term Loans are included in each Borrowing and repayment of Term A Loans on a pro rata basis. In furtherance of the foregoing, on the Funding Date, there shall commence an initial Interest Period with respect to the New Term Loans, which Interest Period shall end on the last day of the Interest Period applicable to the existing Term A Loans as in effect immediately prior to the Funding Date.

7.	Proposed Borrowing. This Agreement represents a request by the Borrower to borrow New Term Loans from the New Term Loan Lenders as set forth on the applicable Borrowing notice delivered by the Borrower under the Credit Agreement.

8.	New Term Loan Lender. To the extent not already a Lender, each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement, that such New Term Loan Lender shall become a “Lender” and a “Term A Loan Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

9.	Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

Article II. other terms of the joinder agreement

1.	Representations and Warranties. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by each Credit Party hereto and constitutes the legal, valid and binding obligations of each such Credit Party enforceable against it in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. The execution, delivery and performance by each Credit Party of this Agreement is within such Credit Party’s corporate powers, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) conflict with or contravene the terms of any Credit Party’s organization documents, (b) result in any breach or contravention of, or the creation of any Lien under (other than under the Credit Documents), or require any payment to be made under (i) any Contractual Obligation to which any Credit Party is a party or affecting any Credit Party or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Loan Party or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clauses (b) or (c), to the extent that such conflict, breach, contravention or payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.	Borrower and Guarantor Certifications. By its execution of this Agreement, the undersigned, each an officer of the Borrower and Guarantor for whom they are a signatory, party hereto, to the best of his or her knowledge, hereby certifies, solely in his or her capacity as an officer of the Borrower and/or such Guarantor that (the “Borrower and Guarantor Certifications”):

a.	no Default or Event of Default exists on the date hereof before or after giving effect to the New Term Loan Commitments, the borrowing of the New Term Loans contemplated hereby and the intended use of proceeds therefrom;

b.	the representations and warranties made by each Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (provided that such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date; and

c.	the Borrower will use the proceeds of the New Term Loans, together with cash from the balance sheet and amounts drawn under the Revolving Credit Facility, to effect the transactions contemplated by the fifth recital to this Agreement.

3.	Funding Date Conditions. This Agreement will become effective on the date (the “Funding Date”) on which each of the following conditions (the “Funding Date Conditions”) is satisfied:

a.	The Administrative Agent shall have received from the Borrower and each Guarantor a counterpart of this Agreement signed on behalf of such party;

b.	The Administrative Agent and the New Term Loan Lenders shall have received the executed legal opinion, in customary form, of (i) Simpson Thacher & Bartlett LLP, special New York counsel to the Credit Parties and (ii) Kilpatrick Townsend & Stockton LLP, special Georgia counsel to the Credit Parties. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion;

c.	The Borrower shall have paid (i) Bank of America, N.A. (or its designated affiliate), as sole lead arranger and bookrunner (the “Agent”) the fees in the amounts previously agreed in writing to be received on the Funding Date, (ii) the Agent and the Administrative Agent all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agent and the Administrative Agent) of the Agent and the Administrative Agent for which invoices have been presented prior to the Funding Date and (iii) the Upfront Fees to the New Term Loan Lenders;

d.	The Administrative Agent shall have received good standing certificates (to the extent such concept exists) from the applicable governmental authority of each Credit Party’s jurisdiction of incorporation, organization or formation and (I) (A) a certificate of the Credit Parties, dated the Funding Date, substantially in the form of Exhibit E to the Credit Agreement, with appropriate insertions, of each Credit Party, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each Credit Party, and attaching the documents referred to in the following clause (B) and (B) (x) a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of directors or other managers of each Credit Party (or a duly authorized committee thereof) authorizing (i) the execution, delivery and performance of each Credit Document (and any agreements relating thereto) to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, (y) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement or other comparable organizational documents, as applicable, of each Credit Party and (z) signature and incumbency certificates (or other comparable documents evidencing the same) of the Authorized Officers of each Credit Party executing the Credit Documents to which it is a party or (II) a certificate of Holdings on behalf of each Credit Party, dated the Funding Date and executed by an Authorized Officer of Holdings, certifying that, except as otherwise indicated therein, there have been no amendments, supplements or modifications since the Closing Date to the documents delivered on the Closing Date pursuant to Sections 6.4(x) and 6.5 of the Credit Agreement;

e.	The Administrative Agent shall have received a certificate from the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Vice President-Finance, a Director, a Manager or any other senior financial officer of Holdings to the effect that after giving effect to the funding of the New Term Loans, Holdings on a consolidated basis with its Restricted Subsidiaries is Solvent;

f.	The Borrower shall have previously delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 7.2(a) of the Credit Agreement;

g.	The Borrower and Guarantor Certifications are true and correct; and

h.	At least three days prior to the date hereof, the Borrower shall have provided to any requesting Lender, who has made a request at least ten days prior to the date hereof, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

4.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as separately identified to the Administrative Agent.

5.	Tax Forms. For each relevant New Term Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Credit Agreement.

6.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New Term Loans made by the New Term Loan Lenders in the Register.

7.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

8.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

9.	GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECTION 13.13 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED INTO THIS AGREEMENT MUTATIS MUTANDIS.

10.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

11.	Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement may, if agreed by the Administrative Agent, be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

12.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.

13.	Credit Document. On and after the Funding Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents (it being understood that, for the avoidance of doubt, this Agreement may be amended or waived solely by the parties hereto as set forth herein).

14.	Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Joinder Agreement and reaffirms, as of the date hereof, (i) the covenants, guarantees, pledges, grants of Liens and agreements or other commitments contained in each Credit Document to which it is a party, including, in each case, such covenants, guarantees, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Joinder Agreement and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Term A Loans (including the New Term Loans)) under each Guarantee, as applicable, (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the Term A Loans (including the New Term Loans)) pursuant to the Security Documents, and (iv) agrees that (A) each Credit Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Credit Party under the Credit Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Joinder Agreement.

15.	Effect of Joinder Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Agreement and all other Credit Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Credit Documents as in effect prior to the date hereof. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Agreement shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Credit Documents specifically referred to herein.

[signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first set forth above.

NAUTILUS ACQUISITION HOLDINGS, INC., as Holdings

By:	/s/ Melissa Rasmussen
Name: Melissa Rasmussen
Title: Chief Financial Officer

NATIONAL VISION, INC., as the Borrower

By:	/s/ Melissa Rasmussen
Name: Melissa Rasmussen
Title: Chief Financial Officer

ARLINGTON CONTACT LENS SERVICE, INC.

By:	/s/ Melissa Rasmussen
Name: Melissa Rasmussen
Title: Chief Financial Officer

NVAL HEALTHCARE SYSTEMS, INC.

By:	/s/ Melissa Rasmussen
Name: Melissa Rasmussen
Title: Chief Financial Officer

[Signature Page to Joinder Agreement]

BANK OF AMERICA, N.A., as New Term Loan Lender

By:	/s/ Nathan Muller
Name: Nathan Muller
Title: SVP

JPMORGAN CHASE BANK, N.A., as New Term Loan Lender

By:	/s/ Andrew Rossman
Name: Andrew Rossman
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION, as New Term Loan Lender

By:	/s/ Larry D. Jackson
Name: Larry D. Jackson
Title: Senior Vice President

SYNOVUS BANK, as New Term Loan Lender

By:	/s/ Zachary Braun
Name: Zachary Braun
Title: Director

UNITED COMMUNITY BANK, as New Term Loan Lender

By:	/s/ Allyn Harris
Name: Allyn Harris
Title: Vice President

[Signature Page to Joinder Agreement]

Consented to by:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Nathan Muller
Name: Nathan Muller
Title: SVP

[Signature Page to Joinder Agreement]